EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-277666, 333-265414, 333-239218, and 333-210881 on Form S-8 of our report dated August 25, 2023, relating to the financial statements of Super Micro Computer, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 25, 2025

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